EXHIBIT 10.7

         PROMISSORY NOTE TO KENNETH A. CABIANCA DATED JANUARY 26, 2005



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                                PROMISSORY NOTE


CDN$15,600                                                      JANUARY 26, 2005
                                                WEST VANCOUVER, BRITISH COLUMBIA

For value received, BRINX RESOURCES LTD. ("Maker") promises to pay to the order of KENNETH A. CABIANCA, the sum of (CDN) FIFTEEN THOUSAND SIX HUNDRED DOLLARS (CDN$15,600), with interest at the rate of six percent (6%) per annum, on June 30, 2005.

Maker may prepay this Note at any time without penalty.

This Note is unsecured.

Should legal proceedings be necessary to enforce the payment of this Note, Maker shall be liable for all costs of collection, including attorneys' fees.

"Maker"
BRINX RESOURCES LTD.



By:   /s/ KENNETH A. CABIANCA
   -------------------------------
    Kenneth A. Cabianca, President